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Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-110365

PROSPECTUS

$21,000,000

CEA ACQUISITION CORPORATION

3,500,000 units

        CEA Acquisition Corporation is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and communications industry.

        This is an initial public offering of our securities. Each unit consists of:

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  one share of our common stock; and

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  two warrants.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or February 12, 2005, and will expire on February 11, 2008, or earlier upon redemption.

        We have granted the underwriters a 45-day option to purchase up to 525,000 additional units solely to cover over-allotments, if any (over and above the 3,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 350,000 units at a per-unit offering price of $9.90. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.40 (128% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

        There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol CEACU on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols CEAC and CEACW, respectively.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$6.00	$0.60	$5.40
Total	$21,000,000	$2,100,000	$18,900,000

(1)
Includes a non-accountable expense allowance in the amount of 3% of the gross proceeds, or $0.18 per unit ($630,000 in total) payable to EarlyBirdCapital, Inc.

        Of the net proceeds we receive from this offering, $17,850,000 ($5.10 per unit) will be deposited into trust with Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about February 19, 2004.

EarlyBirdCapital, Inc.	GunnAllen Financial, Inc.

February 12, 2004

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Prospectus Summary

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to CEA Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Additionally, unless we tell you otherwise, the information in this prospectus has been adjusted to give retroactive effect to a 1.1666666-to-one forward stock split effected in January 2004.

        We are a blank check company organized under the laws of the State of Delaware on October 14, 2003. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and communications industry. To date, our efforts have been limited to organizational activities.

        The entertainment, media and communications industry encompasses those companies which create, produce, deliver, distribute and/or market entertainment and information products and includes among others:

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  broadcast television;

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  cable and satellite television;

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  filmed entertainment;

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  publishing;

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  specialty media;

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  radio broadcasting;

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  recorded music and music publishing;

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  theme park attractions;

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  video games;

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  interactive multimedia software; and

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  voice and data transmission services.

        Although we may consider a target business in any segments of the entertainment, media and communications industry, we currently intend to concentrate our search for an acquisition candidate on companies in the cable and satellite television, broadcast television, radio broadcasting, newspaper publishing, consumer magazine publishing, specialty media and voice and data transmission-related segments of the entertainment, media and communications industry. We initially intend to focus on these segments because of our management's experience in these areas. However, we are not limited to these segments and may find acquisition candidates in other segments of the entertainment, media and communications industry with greater growth potential. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

        Our offices are located at 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida 33602, and our telephone number is (813) 226-8844.

The Offering

Securities offered:	3,500,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.
Common stock:
Number outstanding before this offering	875,000 shares
Number to be outstanding after this offering	4,375,000 shares
Warrants:
Number outstanding before this offering	0
Number to be outstanding after this offering	7,000,000 warrants
Exercisability	Each warrant is exercisable into one share of common stock.
Exercise price	$5.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• February 12, 2005.
The warrants will expire at 5:00 p.m., New York City time, on February 11, 2008 or earlier upon redemption.
Redemption	We may redeem the outstanding warrants:
• in whole and not in part,
• at a price of $.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days' prior written notice of redemption, and

•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.
Proposed OTC Bulletin Board symbols for our:
Units	CEACU
Common stock	CEAC
Warrants	CEACW
Offering proceeds to be held in trust:
$17,850,000 of the proceeds of this offering ($5.10 per unit) will be placed in a trust fund maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, approximately $705,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed, the warrant exercise price will be paid directly to us.
Stockholders must approve business combination:
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the vote of the public stockholders owning a majority of the shares sold in this offering. We will proceed with a business combination only if the public stockholders who own at least a majority of the shares of common stock sold in this offering vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below.
Conversion rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed.

Liquidation if no business combination:
We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period).
Escrow of management shares:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until February 12, 2007.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider all of the risks set forth in the section entitled "Risk Factors" beginning on page 6 of this prospectus.

Summary Financial Data

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 31, 2003
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(8,914)	$18,580,000
Total assets	$85,000	$18,580,000
Total liabilities	$60,000	—
Value of common stock which may be converted to cash ($5.10 per share)	—	$3,568,215
Stockholders' equity	$25,000	$15,011,785

        The "as adjusted" information gives effect to the sale of the units we are offering and the application of the estimated net proceeds from their sale.

        The working capital and total assets amounts include the $17,850,000 being held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 3,500,000 shares sold in this offering, or 699,650 shares of common stock, at an initial per-share conversion price of $5.10, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

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  the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination plus any interest accrued through the record date,

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  divided by the number of shares of common stock sold in the offering.

Risk Factors

        An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

        We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the entertainment, media and communications industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. The report of our independent certified public accountants on our financial statements includes an explanatory paragraph, stating that our ability to continue as a growing concern, is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust fund and our warrants will expire worthless.

        If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination—Liquidation if no business combination."

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and our units are being offered at an initial price of $6.00 per unit, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.10 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. The proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. If we liquidate before the completion of a business combination, J. Patrick Michaels, Jr., our chairman of the board and chief executive officer, and Robert Moreyra, our executive vice president and a member of our board of directors, will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that Messrs. Michaels and Moreyra will be able to satisfy those obligations.

Since we have not currently selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business' operations.

        Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Subject to the limitations that a target business be in the entertainment, media and communications industry and have a fair market value of at least 80% of our net assets at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination—We have not identified a target business."

We may issue shares of our common stock and preferred stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 7,575,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock may:

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  significantly reduce the equity interest of our stockholders;

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  likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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  adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination—Selection of a target business and structuring of a business combination."

It is likely that our current officers and directors will resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

        Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors may allocate their time to other businesses which could cause a conflict of interest as to which business they present a viable acquisition opportunity to.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Some of these persons may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our directors and officers own shares of our securities which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our directors and officers own stock in our company, but have waived their right to receive distributions upon liquidation. Additionally, J. Patrick Michaels, Jr. has agreed with the representative of the underwriters that he and certain of his affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors:

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  must make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering will provide us with only approximately $18,555,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business, or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination with growth potential.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions in the entertainment, media and communications industry. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our board of directors is divided into three classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or an average of $0.029 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 32% or $1.92 per share (the difference between the pro forma net tangible book value per share of $4.08, and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 7,000,000 shares of common stock. We will also issue an option to purchase 350,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 700,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 875,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

        We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "State Blue Sky Information" below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

The representative of the underwriters in the offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

        EarlyBirdCapital, the representative of the underwriters in this offering, does not make a market in securities and will not be making a market in our securities. Following the completion of this offering, we believe certain broker-dealers other than EarlyBirdCapital, including GunnAllen Financial, Inc., one of the underwriters in this offering, will be making a market in our securities. EarlyBirdCapital not acting as a market maker for our securities may adversely impact the liquidity of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

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  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Risks associated with the entertainment, media and communications industry

The speculative nature of the entertainment, media and communications industry may negatively impact our results of operations.

        Certain segments of the entertainment, media and communications industry are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, our operations may be adversely affected.

Changes in technology may adversely affect our operations and financial condition following a business combination.

        The entertainment, media and communications industry is substantially affected by rapid and significant changes in technology. These changes may render certain existing services and technologies used in the industry obsolete. We cannot assure you that the technologies used by or relied upon by a target business with which we effect a business combination will not be subject to such obsolescence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If, following a business combination, the products that we market or sell are not accepted by the public, our results of operations will be adversely affected.

        Certain segments of the entertainment, media and communications industry are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

If we are unable to protect our intellectual property rights following a business combination, competitors may be able to use our technology or trademarks, which could weaken our competitive position.

        If we are successful in acquiring a target business and the target business is the owner of proprietary programming, characters, software or technology, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

We may not be able to successfully compete in our desired industry and segments, which are characterized by the existence of large competitors and rapidly changing technology.

        There is substantial competition in all aspects and segments of the entertainment, media and communications industry. Numerous companies, most of which have substantially greater financial resources available to them than we will, are already engaged in the various segments in which we may seek to engage. We cannot assure you that we will be able to compete successfully with others in the relevant market upon the successful acquisition of a target business.

We may not be able to comply with the government regulations that may be adopted with respect to the entertainment, media and communications industry.

        Certain segments of the entertainment, media and communications industry, including broadcast networks, cable networks and radio stations, have historically been subject to substantial regulation at the Federal, state and local levels. In the past, the regulatory environment, particularly with respect to the telecommunications industry and the television and radio industry, has been fairly rigid. We cannot assure you that regulations currently in effect or adopted in the future will not have a material adverse affect on any target business acquired by us.

Use of Proceeds

        We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$21,000,000.00	$24,150,000.00
Offering expenses
Underwriting discount (7% of gross proceeds)	1,470,000.00	1,690,500.00
Underwriting non-accountable expense allowance (3% of gross proceeds)	630,000.00	724,500.00
Legal fees and expenses (including blue sky services and expenses)	250,000.00	250,000.00
Miscellaneous expenses	36,207.58	36,207.58
Printing and engraving expenses	25,000.00	25,000.00
Accounting fees and expenses	20,000.00	20,000.00
NASD registration fee	7,734.51	7,734.51
SEC registration fee	6,057.91	6,057.91
Net proceeds
Held in trust	17,850,000.00	20,527,500.00
Not held in trust	705,000.00	862,500.00

Total net proceeds	$18,555,000.00	$21,390,000.00

Use of net proceeds not held in trust
Payment of administrative fee to CEA Group, LLC ($7,500 per month for two years)	$180,000	(25.5)%	$180,000	(20.9)%
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	150,000	(21.3)%	150,000	(17.4)%
Due diligence of prospective target businesses	50,000	(7.1)%	50,000	(5.8)%
Legal and accounting fees relating to SEC reporting obligations	40,000	(5.7)%	40,000	(4.6)%
Working capital to cover miscellaneous expenses, D&O Insurance and reserves	285,000	(40.4)%	442,500	(51.3)%

Total	$705,000	(100.0)%	$862,500	(100.00)%

        $17,850,000, or $20,527,500 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust fund maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation.

        The payment to CEA Group, LLC, one of our initial stockholders and an entity that is ultimately owned by J. Patrick Michaels, Jr., of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the Tampa, Florida metropolitan area, that the fee charged by CEA Group is at least as favorable as we could have obtained from an unaffiliated person.

        We intend to use the excess working capital (approximately $285,000) for director and officer liability insurance premiums (approximately $60,000), with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

        CEA Group has advanced to us $60,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. The loan will be payable without interest on the earlier of October 21, 2004 or the consummation of this offering. The loan will be repaid out of the gross proceeds of this offering.

        The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will only be invested in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

        Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay CEA Group the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finders and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

Dilution

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At October 31, 2003, our net tangible book value was $(8,914), or approximately $(.01) per share of common stock. After giving effect to the sale of 3,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 699,650 shares of common stock which may be converted into cash) at October 31, 2003 would have been $15,011,785 or $4.08 per share, representing an immediate increase in net tangible book value of $4.09 per share to the existing stockholders and an immediate dilution of $1.92 per share or 32% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	(.01)
Increase attributable to new investors	4.09

Pro forma net tangible book value after this offering		4.08

Dilution to new investors		1.92

        Our pro forma net tangible book value after this offering has been reduced by approximately $3,568,215 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	875,000	20.0%	$25,000	0.1%	$0.02
New investors	3,500,000	80.0%	$21,000,000	99.9%	$6.00

	4,375,000	100.0%	$21,025,000	100.0%

Capitalization

        The following table sets forth our capitalization at October 31, 2003 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	October 31, 2003
	Actual	As Adjusted
Common stock, $.0001 par value, -0- and 699,650 shares which are subject to possible conversion, shares at conversion value	—	3,568,215
Stockholders' equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 20,000,000 shares authorized; 875,000 shares issued and outstanding; 3,675,350 shares issued and outstanding (excluding 699,650 shares subject to possible conversion), as adjusted	87	367
Additional paid-in capital	24,913	15,011,418

Total stockholders' equity:	25,000	15,011,418

Total capitalization	25,000	18,580,000

        If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for determination of stockholders entitled to vote on the business combination, inclusive of any interest thereon, divided by the number of shares sold in this offering.

Management's Discussion and Analysis
of Financial Condition and Results of Operations

        We were formed on October 14, 2003, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a company in the entertainment, media and communications industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $975,000, including $630,000 evidencing the underwriters' non-accountable expense allowance of 3% of the gross proceeds, and underwriting discounts of approximately $1,470,000, will be approximately $18,555,000, or $21,390,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $17,850,000, or $20,527,500 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $705,000, or $862,500 if the underwriters' over-allotment option is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, we will have sufficient available funds outside of the trust fund to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate $180,000 for the administrative fee payable to CEA Group ($7,500 per month for two years), approximately $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $285,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $60,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

        We are obligated, commencing on the date of this prospectus, to pay to CEA Group, one of our initial stockholders and an affiliate of J. Patrick Michaels, Jr., a monthly fee of $7,500 for general and administrative services. In addition, on October 22, 2003, CEA Group advanced $60,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of October 21, 2004 or the consummation of this offering. The loan will be repaid out of the gross proceeds of this offering.

Proposed Business

Introduction

        We are a recently organized blank check company formed to serve as a vehicle for the acquisition of a target business in the entertainment, media and communications industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

The entertainment, media and communications industry

        The entertainment, media and communications industry encompasses those companies which create, produce, deliver, distribute or market entertainment and information products and includes among others:

  •
  broadcast television;

  •
  cable television;

  •
  filmed entertainment;

  •
  publishing;

  •
  specialty media;

  •
  radio broadcasting;

  •
  recorded music and music publishing;

  •
  theme park attractions;

  •
  video games;

  •
  interactive multimedia software; and

  •
  voice and data transmission services.

        Although we may consider a target business in any segments of the entertainment, media and communications industry, we currently intend to concentrate our search for an acquisition candidate on companies in the cable and satellite television, broadcast television, radio broadcasting, newspaper publishing, consumer magazine publishing, specialty media and voice and data transmission-related segments of the entertainment, media and communications industry. We initially intend to focus on these segments because of our management's experience in these areas. However, we are not limited to these segments and may find acquisition candidates in other segments with greater growth potential.

        The entertainment, media and communications industry represents a large and expanding segment of the United States economy. According to PricewaterhouseCoopers, LLP, global entertainment, media and communications industry spending will surpass $1.1 trillion in 2003 and is expected to increase to $1.4 trillion in 2006. The United States marketplace accounts for $479 billion, or 44%, of the $1.1 trillion in spending. Certain segments of the entertainment, media and communications industry, such as video games and interactive multimedia software, are growing at rates above the industry average domestically and are growing at even greater rates internationally.

        Growth in this industry has historically been driven by the introduction of new technologies and the expansion of domestic and international markets. The latter part of the 20th century witnessed the introduction and consumer acceptance of cable television, home video, video games and compact discs. The 1990s witnessed the emergence of additional products and improved delivery systems such as interactive multimedia entertainment software, simulator and virtual reality attractions and fiber optic cable. The beginning of the 21st century has witnessed even greater expansion as the emergence of next-generation technologies has significantly strengthened growth opportunties for television distribution through direct broadcast satellite and digital cable, video games, Internet access and home video. The emergence of the DVD and CD-ROM formats has further increased this expansion.

Our strategic focus

        Although we may consider a target business in any segment of the entertainment, media and communications industry, we currently intend to focus our efforts in areas in which our management's industry relationships and expertise are most likely to produce attractive opportunities. These areas include:

  Cable and Satellite Television

        The cable and satellite television segment is comprised of companies that own and operate wired cable television systems, satellite television services, and cable television networks. Over the last several years, cable television systems have significantly expanded their distribution and programming capacity through the use of digital compression technology. As a result, companies have been able to increase the number and types of channels that they can offer to customers. Examples include:

  •
  network-type programming for thematic channels such as comedy, sporting news or science fiction channels;

  •
  special interest programming such as music video channels dedicated to specific forms of music such as country, pop or rap;

  •
  special event programming such as concerts or plays; and

  •
  interactive and collaborative programming where viewers compete with players on the program or with other households.

  Broadcast Television

        The broadcast television segment consists of companies that own television networks and/or station groups.

  Radio Broadcasting

        The radio broadcasting segment consists of companies that operate radio networks and stations as well as operate satellite radio services.

  Newspaper Publishing

        The newspaper publishing segment includes companies that publish daily and weekly mass-market newspapers primarily in greater metropolitan areas of the United States and Canada.

  Consumer Magazine Publishing

        The consumer magazine publishing segment consists of companies that have significant consumer magazine publishing operations.

  Specialty Media

        The specialty media and marketing services segment consists of companies that generate significant revenues from providing a broad range of marketing communications, products and services. The companies in this segment are divided into the following categories:

  •
  direct marketing and promotional services companies that provide services including in-store marketing and promotion, direct mail, membership clubs, telemarketing, merchandising and other components of promotion and direct marketing;

  •
  outdoor advertising, including billboards and blimps;

  •
  telephone directory publishing including yellow pages and other advertising-based directories;

  •
  specialty publishing and syndication including comic books and coloring books; and

  •
  other advertising, marketing and public relation services.

Effecting a business combination

  General

        Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

  We have not identified a target business

        To date, we have not selected any target business on which to concentrate our search for a business combination. Subject to the limitations that a target business be within the entertainment, media and communications industry and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers, directors and special advisor as well as their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

  Selection of a target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

  •
  financial condition and results of operation;

  •
  growth potential;

  •
  experience and skill of management and availability of additional personnel;

  •
  capital requirements;

  •
  competitive position;

  •
  stage of development of the products, processes or services;

  •
  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  •
  regulatory environment of the entertainment, media and communications industry; and

  •
  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. No finders or consulting fees will be paid to our existing stockholders, or any of their respective affiliates, for services rendered prior to or in connection with a business combination.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

  Fair Market Value of Target Business

        The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

  Probable lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the entertainment, media and communications industry, and

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

  Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. We will proceed with the business combination only if the public stockholders, who own at least a majority of the shares of common stock sold in this offering, vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

  Liquidation if no business combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. J. Patrick Michaels, Jr., our chairman of the board and chief executive officer, and Robert Moreyra, our executive vice president and a member of our board of directors, have each agreed pursuant to an agreement with us and EarlyBirdCapital that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that Messrs. Michaels and Moreyra would be able to satisfy those obligations.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

        Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

Competition

        In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

  •
  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

  •
  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

  •
  our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the entertainment, media and communications industry. There is substantial competition in all aspects and segments of the entertainment, media and communications industry. Numerous companies, most of which have substantially greater financial resources available to them than we do, are already engaged in the industry segments we intend to focus on. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our executive offices at 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida. The cost for this space is included in the $7,500 per-month fee CEA Group charges us for general and administrative services pursuant to a letter agreement between us and CEA Group. We believe, based on rents and fees for similar services in the Tampa, Florida metropolitan area, that the fee charged by CEA Group is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We have four executive officers and directors and one special advisor. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect J. Patrick Michaels, Jr., our chairman of the board and chief executive officer, and Donald Russell, our vice chairman of the board, will each devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

        We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$17,850,000 of the net offering proceeds will be deposited into a trust fund maintained by Continental Stock Transfer & Trust Company.	$16,699,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $17,850,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus, and, accordingly, will only be exercised after the trust fund has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Management

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
J. Patrick Michaels, Jr.	59	Chairman of the Board and Chief Executive Officer
Donald Russell	51	Vice Chairman
Robert Moreyra	45	Executive Vice President and Director
Brad A. Gordon	49	Chief Financial Officer and Director

        J. Patrick Michaels, Jr. has been our chairman of the board and chief executive officer since our inception. Mr. Michaels has been the chairman of the board and chief executive officer of Communications Equity Associates, LLC, an investment banking firm that provides investment and merchant banking services exclusively to the entertainment, media and communications industries, since he founded the firm in 1973. He is also a member of each Investment Committee for all of Communications Equity Associates' private equity funds. In July 2000, Mr. Michaels founded Atlantic American Corporate Group, LLC, the parent company of a number of private investment banking companies, and has been its chairman of the board and chief executive officer since its founding. Mr. Michaels has also been the chief executive officer of CEA Group, one of our initial stockholders and the entity that is providing us with general & administrative services, since August 1999. He received a B.S. from Tulane University, where he graduated magna cum laude, was a member of Phi Beta Kappa and Phi Beta Sigma and was also a Tulane Scholar and Tulane Fellow. In addition, Mr. Michaels studied at the London School of Economics and later received a M.A. from the Annenberg School of Communications at the University of Pennsylvania. He received the President's Medal from the University of South Florida and an American Broadcasting Corporation Fellowship from the University of Pennsylvania. He also holds an honorary master's degree from St. Leo College.

        Donald Russell has been our vice chairman of the board since our inception. Mr. Russell has been the chairman of the Investment Committee for CEA Capital Partners USA, L.P., a $150 million private equity fund, since its inception in February 1997. He also has been a member of the Investment Committee of Seaport Capital Partners II, L.P., a $250 million private equity fund, since its inception in February 2000. Both of these funds are focused on the entertainment, media, telecommunications and information services industries and are operated by Communications Equity Associates, LLC through its subsidiary, CEA Capital Advisors, LLC. From July 1987 to June 1994, he was president of Communications Equity Associates' New York affiliate, CEA, Inc., and was responsible for overseeing CEA's mergers, acquisitions and corporate financing businesses in the cable television and broadcasting segments. Mr. Russell received a B.A. in economics from Colgate University. He was also elected to the Society of International Business Fellows in 2000.

        Robert Moreyra has been our executive vice president since our inception. Mr. Moreyra has been a principal and executive vice president of Atlantic American Corporate Group since February 2001. Since February 2001, he also has been a managing director of Atlantic American Capital Advisors, LLC, an investment banking firm wholly owned by Atlantic American Corporate Group specializing in assisting small and mid-sized private and public companies. Mr. Moreyra has been a director of Digital Lightwave, Inc., a Nasdaq-listed public company that designs, develops and markets a portfolio of portable and network based products for installing, maintaining and monitoring fiber optic circuits and networks, since June 30, 2003. From February 2000 to February 2001, Mr. Moreyra was a managing director with H. C. Wainwright & Co., Inc., an investment banking firm. From May 1999 until February 2000, he was a managing director of the investment banking department of The First

American Investment Banking Corporation. From March 1998 until May 1999, he was vice president of corporate finance with William R. Hough & Co., an investment banking firm. He joined Pardue, Heid, Church, Smith & Waller, Inc., a real estate consulting firm, in February 1986 and was a principal and its chief executive officer from March 1992 until March 1998. Mr. Moreyra received a B.B.A in finance from the Florida International University and a M.B.A. from the University of Central Florida's graduate school of business.

        Brad A. Gordon has been our chief financial officer since our inception. Mr. Gordon has been chief financial officer of Communications Equity Associates since November 1981. He is also a founding member and has been an executive vice president of Atlantic American Capital Advisors since July 2000. He received a B.S. in business administration from the Tennessee Technological University.

        Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Brad Gordon, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Robert Moreyra, will expire at the second annual meeting. The term of office of the third class of directors, consisting of J. Patrick Michaels, Jr. and Donald Russell, will expire at the third annual meeting.

Special Advisor

        Harold D. Ewen is our special advisor who will advise us concerning our acquisition of a target business. Since December 2002, Mr. Ewen has been the head of the private equity group of Communications Equity Associates. Mr. Ewen was president of Communications Equity Associates from July 1982 until December 1991 and was its vice chairman from December 1991 until December 2002. Mr. Ewen helped found Communications Equity Associates' private equity activity in 1992. He currently sits on the board of directors and Investment Committees of the Communications Equity Associates funds in the United States, Central Europe, Western Europe, Asia, Australia and Latin America. Mr. Ewen received a B.S. in business from Butler University and a J.D. (cum laude) from the Indiana University School of Law.

        Collectively, through their positions described above, our directors, officers and special advisor have collectively been involved in over 500 transactions within the entertainment, media and communications industry over the past 30 years valued at more than $25 billion. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of a public company that executed a business plan similar to our business plan. However, the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise may enable them to successfully identify and effect an acquisition.

        The sale of our securities under this prospectus is being made in compliance with the applicable provisions of Conduct Rule 2720 of the National Association of Securities Dealers, Inc. Under that rule, within twelve months of the consummation of this offering, we are required to establish an audit committee with certain functions that is composed of members of our board of directors (but excluding our chief financial officer) and elect one "public director" (defined generally under the rule as a director elected from the general public who is not an officer or employee of ours or our affiliates and is not the beneficial owner of more than five percent of our securities). Although we do not currently have an audit committee or a "public director" on our board of directors, our board will form an audit committee and seek and retain a "public director" within the twelve months following this offering.

Executive Compensation

        No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay CEA Group, one of our initial stockholders and an entity ultimately owned by J. Patrick Michaels, Jr., a fee of $7,500 per month for providing us with office space and certain office and secretarial services. No other executive officer or director has a relationship with or interest in CEA Group. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

Principal Stockholders

        The following table sets forth information regarding the beneficial ownership of our common stock as of February 12, 2004, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)			Before Offering	After Offering
CEA Group, LLC(2)	437,500		50.0%	10.0%
J. Patrick Michaels, Jr.	437,500	(3)	50.0%	10.0%
Donald Russell	175,000		20.0%	4.0%
Robert Moreyra	131,250		15.0%	3.0%
Harold Ewen	87,500		10.0%	2.0%
Brad Gordon	43,750		5.0%	1.0%
All directors and executive officers as a group (4 individuals)	787,500		90.0%	18.0%

(1)
Unless otherwise indicated, the business address of each of the following is 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida 33602.

(2)
J. Patrick Michaels, Jr. exercises voting power with respect to such shares as he is the chairman of the board and chief executive officer of CEA Group.

(3)
Represents 437,500 shares of common stock held by CEA Group of which Mr. Michaels is the chairman of the board and chief executive officer.

        Immediately after this offering, our existing stockholders, which includes all of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

  •
  three years following the date of this prospectus;

  •
  our liquidation; or

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        J. Patrick Michaels, Jr. has agreed with EarlyBirdCapital that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, he or certain of his affiliates or designees will collectively purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $0.65 per warrant. He has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until after we have completed a business combination with a target business in the entertainment, media and communications industry. The warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.

        CEA Group, J. Patrick Michaels, Jr., Robert Moreyra, Donald Russell and Harold Ewen may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

Certain Transactions

        In October 2003, we issued 750,000 shares of our common stock to CEA Group, Donald Russell, Robert Moreyra, Harold Ewen and Brad Gordon for $25,000 in cash, at an average purchase price of approximately $0.033 per share as set forth below:

Name	Number of Shares	Relationship to Us
CEA Group, LLC	375,000	10% Stockholder
Donald Russell	150,000	Vice Chairman
Robert Moreyra	112,500	Executive Vice President and Director
Harold Ewen	75,000	Special Advisor
Brad Gordon	37,500	Chief Financial Officer and Director

In January 2004, our board of directors authorized a 1.1666666-to-one forward stock split of our common stock, effectively lowering the purchase price of $0.029 per share.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        CEA Group, one of our initial stockholders and an affiliate of J. Patrick Michaels, Jr., has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay CEA Group $7,500 per month for these services.

        CEA Group has advanced $60,000 to us as of the date of this prospectus to cover expenses related to this offering. The loan will be payable without interest on the earlier of October 21, 2004 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

Description Of Securities

General

        We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 875,000 shares of common stock are outstanding, held by five recordholders. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with a business combination only if the public stockholders who own at least a majority of the shares of common stock sold in this offering vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise conversion rights discussed below.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our certificate of incorporation authorizes the issuance of 1,000,000 shares of a blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; or

  •
  one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

        We may call the warrants for redemption,

  •
  in whole and not in part,

  •
  at a price of $.01 per warrant at any time after the warrants become exercisable,

  •
  upon not less than 30 days' prior written notice of redemption to each warrantholder, and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Reference is made to the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Purchase Option

        We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 350,000 units at a per-unit price of $9.90. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.40 (128% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled "Underwriting—Purchase Option."

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 4,375,000 shares of common stock outstanding, or 4,900,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 3,500,000 shares sold in this offering, or 4,025,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 875,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to October 23, 2004. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 43,750 shares immediately after this offering (or 49,000 if the underwriters' exercise their over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

  Registration Rights

        The holders of our 875,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
EarlyBirdCapital, Inc.	1,900,000
GunnAllen Financial, Inc.	1,000,000
Ladenburg Thalmann & Co. Inc.	300,000
Maxim Group LLC	300,000

Total	3,500,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

        We will offer and sell the units to retail customers only in Delaware, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective. We also believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states based upon the registration of the units, common stock and warrants in those states or the availability of an applicable exemption from the state's registration requirements:

  •
  immediately in Alabama, Colorado, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, New York, Pennsylvania, Rhode Island and Wisconsin;

  •
  commencing 90 days from the date of this prospectus in the District of Columbia, Iowa, Maine, Missouri, Nevada, New Mexico; and

  •
  commencing 180 days from the date of this prospectus in Massachusetts.

        Additionally, the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in certain states based on exemptions from such states' registration requirements as a result of the National Securities Markets Improvement Act of 1996. The National Securities Markets Improvement Act exempts from state registration requirements certain secondary market trading transactions for issuers that file periodic and annual reports under the Securities Exchange Act of 1934. However, under the act, the states are able to continue to require notice filings and collect fees with regard to these transactions. As of the date of this prospectus, we have not determined which states we will submit the required notice filing and applicable fee to in order to take advantage of this exemption.

        We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market. If you are not an institutional investor, you may purchase our securities in this offering or in any subsequent trading market which may develop, only in the jurisdictions described above. Institutional investors in every state except in Idaho and South Dakota may purchase the units in this offering and in the secondary market pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Pricing of Securities

        We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.30 per unit and the dealers may reallow a concession not in excess of $0.10 per unit to other dealers.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies in the entertainment, media and communications industry;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 525,000 additional units for the sole purpose of covering over-allotments, if any. The over- allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$6.00	$21,000,000	$24,150,000
Discount	$0.42	$1,470,000	$1,690,500
Non Accountable Expense Allowance	$0.18	$630,000	$724,500
Proceeds before expenses(1)	$5.40	$18,900,000	$21,735,000

(1)
The offering expenses are estimated at $345,000.

Purchase Option

        We have agreed to sell to the representative, for $100, an option to purchase up to a total of 350,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.40 (128% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.90 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a two-year period following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Warrant Solicitation Fee

        We have engaged EarlyBirdCapital, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

  •
  the market price of the underlying shares of common stock is lower than the exercise price;

  •
  the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

  •
  the warrants are held in a discretionary account;

  •
  the warrants are exercised in an unsolicited transaction; or

  •
  the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

  •
  Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

        Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

        We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.

        Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

NASD Rule 2720

        Due to CEA Group's ownership of our common stock, we may be deemed an affiliate of an NASD member, specifically, CEA Media Group LLC, a subsidiary of CEA Group. As a result, this offering must be made in compliance with applicable provisions of NASD Conduct Rule 2720. Rule 2720 requires, among other things, that we will establish an audit committee and elect one "public director" as described above in the section entitled "Management." We also must adhere to certain procedures so as to avoid any additional conflicts of interest.

Legal Matters

        The validity of the securities offered in this prospectus are being passed upon for us by Graubard Miller, New York, New York. Bingham McCutchen LLP, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

        The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

Where You Can Find Additional Information

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CEA Acquisition Corporation
(a corporation in the development stage)

Index to Financial Statements

Report of Independent Certified Public Accountants	F-2
Financial statements
Balance sheet	F-3
Statement of cash flows	F-4
Notes to financial statements	F-5 - F-7

Report of Independent Certified Public Accountants

To the Directors and Shareholders
CEA Acquisition Corporation
Tampa, Fl

        We have audited the accompanying balance sheet of CEA Acquisition Corporation (a corporation in the development stage) as of October 31, 2003, and the related statement of cash flows for the period October 14, 2003 (inception) to October 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CEA Acquisition Corporation as of October 31, 2003, and the related statement of cash flows for the period October 14, 2003 (inception) to October 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming CEA Acquisition Corporation will continue as a going concern. The Company has a working capital deficit whereby current liabilities exceed current assets (cash), has no operations and as discussed in Note 2, is in the process of raising capital through a Proposed Offering. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP New York, NY

November 3, 2003, except as to Notes 2 and 7 as to which the date is January 5, 2004

CEA Acquisition Corporation
(a corporation in the development stage)

Balance Sheet

October 31, 2003
Assets
Current assets—cash	$51,086
Deferred registration costs (Note 3)	33,914

Total assets	$85,000

Liabilities and Stockholders' Equity
Current liabilities—note payable, stockholder (Note 4)	$60,000
Commitment (Note 5)
Stockholders' equity (Notes 1, 2 and 6)
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued (Note 6)
Common stock, $.0001 par value Authorized 20,000,000 shares
Issued and outstanding 875,000 shares (Note 7)	87
Additional paid-in capital	24,913

Total stockholders' equity	25,000

Total liabilities and stockholders' equity	$85,000

See accompanying notes to financial statements.

CEA Acquistion Corporation
(a corporation in the development stage)

Statement of Cash Flows

October 14, 2003 (inception) to October 31, 2003
Cash flows from investing activities
Deferred registration costs	$(33,914)

Net cash used by investing activities	(33,914)

Cash flows from financing activities
Proceeds from note payable, stockholder	$60,000
Proceeds from issuance of common stock to initial stockholders	25,000

Net cash provided by financing activities	85,000

Net increase in cash	51,086
Cash at beginning of period	-0-

Cash at end of period	$51,086

See accompanying notes to financial statements.

CEA Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations	CEA Acquisition Corporation ("Company") was incorporated in Delaware on October 14, 2003 as a blank check company, the objective of which is to acquire an operating business in the entertainment, media and communications industry. The Company's initial stockholders purchased 875,000 common shares, $.0001 par value, for $25,000 on October 23, 2003 (see Note 7 discussing subsequent events). At October 31, 2003, the Company had not yet commenced any operations and, accordingly, a statement of operations has not been presented. All activity through October 31, 2003 relates to the Company's formation. The Company has selected December 31, as its fiscal year-end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with a operating business in the entertainment, media and communications industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Fund") and invested in government securities until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the Business Combination, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination (see Note 7 discussing subsequent events). After consummation of the Company's first Business Combination, all of these voting safeguards will no longer be applicable.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).
2.	Proposed Offering
The Proposed Offering calls for the Company to offer for public sale up to 3,500,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given.
3.	Deferred Registration Costs
As of October 31, 2003, the Company has incurred deferred registration costs of $33,914 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.
4.	Note Payable, Stockholder
The Company issued a $60,000 unsecured promissory note to a stockholder on October 22, 2003. The note is non-interest bearing and is payable on the earlier of October 21, 2004 or the consummation of the Company's initial public offering.

5.	Commitment
The Company presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.
6.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.
7.	Subsequent Event
In January 2004, the Company's Board of Directors authorized a 1.1666666-to-one forward stock split of its common stock. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect this transaction.

        Until March 28, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

$21,000,000
CEA Acquisition Corporation
3,500,000 Units
PROSPECTUS
EarlyBirdCapital, Inc.	GunnAllen Financial, Inc.

February 12, 2004

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Filed Pursuant to Rule 424(b)(3) SEC File No. 333-110365
Table Of Contents
Prospectus Summary
Summary Financial Data
Risk Factors
Risks associated with our business
Risks associated with the entertainment, media and communications industry
Use of Proceeds
Dilution
Capitalization
Management's Discussion and Analysis of Financial Condition and Results of Operations
Proposed Business
Management
Principal Stockholders
Certain Transactions
Description Of Securities
Underwriting
Legal Matters
Experts
Where You Can Find Additional Information
CEA Acquisition Corporation (a corporation in the development stage)
Report of Independent Certified Public Accountants
CEA Acquisition Corporation (a corporation in the development stage) Balance Sheet
CEA Acquistion Corporation (a corporation in the development stage) Statement of Cash Flows
CEA Acquisition Corporation (a corporation in the development stage) Notes to Financial Statements
Table Of Contents